UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 3, 2017, Consolidated Communications Holdings, Inc. (the “Company”) completed its acquisition of FairPoint Communications, Inc., a Delaware corporation (“FairPoint”). Pursuant to an Agreement and Plan of Merger, dated as of December 3, 2016, by and among the Company, Falcon Merger Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and FairPoint (as amended by the First Amendment to Agreement and Plan of Merger entered into as of January 20, 2017, the “Merger Agreement”), Merger Sub merged with and into FairPoint (the “Merger”), with FairPoint as the surviving company.

At the effective time of the Merger, each issued and outstanding share of FairPoint common stock, par value $0.01 per share, converted into the right to receive 0.7300 shares of common stock of the Company, par value $0.01 per share, constituting an approximate aggregate total of 19,908,348 shares of the Company’s common stock.

No fractional shares of the Company’s common stock will be issued to any FairPoint stockholder in the Merger. Each FairPoint stockholder who would otherwise have been entitled to receive a fraction of a share of the Company’s common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share of the Company’s common stock to which such holder would otherwise be entitled (after taking into account all shares of FairPoint common stock held by such holder immediately prior to the effective time of the Merger) by (ii) $21.47 (which represents the last reported sale price of the Company’s common stock on the NASDAQ Global Select Market as reported in The Wall Street Journal) on June 30, 2017, the last complete trading day prior to the date of the effective time of the Merger, less any applicable taxes required to be withheld.

This description of the Merger is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2016, as amended by the First Amendment thereto, dated as of January 20, 2017, included in Annex I to the Company’s Registration Statement on Form S-4/A filed with the SEC on February 24, 2017, each of which is incorporated herein by reference.

A copy of the press release, dated July 3, 2017, announcing the completion of the Merger is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

In connection with the Merger, each outstanding warrant to purchase shares of FairPoint common stock converted into a warrant to acquire shares of the Company’s common stock, upon exercise, on the same terms and conditions that were applicable to such FairPoint warrant, except that the number of shares of the Company’s common stock for which each such warrant may be exercisable and the exercise price of each warrant was adjusted to reflect the exchange ratio. Accordingly, as of the effective time of the Merger, there are approximately 2,615,153 Company warrants outstanding, each eligible to purchase one share of Company common stock at an exercise price of $66.86 per share. The Company assumed these warrants pursuant to an Assumption Agreement, dated July 3, 2017, between the Company and Computershare Trust Company N.A. (as successor to The Bank of New York Mellon), as Warrant Agent, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Effective contemporaneously with the Merger, on July 3, 2017, the Company and certain of its subsidiaries entered into an Amendment No. 3 (“Amendment No. 3”) to the Company’s Third Amended and Restated Credit Agreement, dated as of October 5, 2016, among the Company, Consolidated Communications, Inc., a wholly-owned subsidiary of the Company (“CCI”), the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto, as previously amended by Amendment No. 1 thereto, dated as of December 14, 2016, and Amendment No. 2 thereto, dated as of December 21, 2016 (as so amended, the “Credit Agreement”). Pursuant to Amendment No. 3, the Credit Agreement was amended to increase the permitted amount of outstanding letters of credit from $15.0 million to $20.0 million and to provide that certain existing letters of credit as to which FairPoint is the applicant be deemed to be letters of credit under the Credit Agreement. In addition, the lenders agreed to waive the requirements under the Credit Agreement that Peoples Mutual Telephone Company and Peoples Mutual Long Distance Company, subsidiaries of FairPoint, be joined as guarantors, that the assets of such entities be pledged as collateral as required by the Credit Agreement, and that the equity interests issued by each of them be pledged as collateral as required by the Credit Agreement. Amendment No. 3 is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

As a result of the Merger, under the Credit Agreement, certain of the FairPoint subsidiaries that the Company acquired in the Merger (the “FairPoint Guarantors”) were required to guarantee certain obligations under the Credit Agreement and to pledge as collateral, and grant liens on and security interests in, all assets and property, whether now owned or existing or hereafter acquired or arising, of such FairPoint Guarantors as provided for in or contemplated by the Credit Agreement.  The FairPoint Guarantors became parties to the Collateral Agreement (as defined in the Credit Agreement) and the Guaranty Agreement (as defined in the Credit Agreement) by executing a Joinder Agreement dated as of July 3, 2017.  The Joinder Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

In addition, as a result of the FairPoint Guarantors becoming guarantors under the Credit Agreement, each FairPoint Guarantor was also required to guarantee $500,000,000 aggregate principal amount of 6.50% Senior Notes due 2022 (the “2022 Notes”) of CCI issued pursuant to that certain indenture dated as of September 18, 2014 (as supplemented, the “Indenture”), by and among CCI, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) by entering into a Fifth Supplemental Indenture with the Trustee, dated as of July 3, 2017.  For a description of the Indenture, see the Current Reports on Form 8-K filed by the Company with the SEC on September 24, 2014, October 22, 2014, November 14, 2014, June 11, 2015 and January 5, 2016, which are incorporated herein by reference. The Fifth Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, FairPoint was entitled to select, subject to the approval of the Company, and the Company agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of FairPoint to be elected to the Company’s board of directors as of the effective time of the Merger.

On July 3, 2017, the Company’s board of directors elected Wayne Wilson, age 68, as a Class I Director of the Company, with such election to become effective as of the effectiveness of the Merger and with a term to expire at the 2018 annual meeting of the Company’s stockholders, or upon Mr. Wilson’s earlier resignation or removal. As a result, on July 3, 2017, when the Merger became effective, Mr. Wilson’s election as a Class I Director of the Company became effective.

As a non-employee director, Mr. Wilson will participate in the Company’s non-employee director compensation program, pursuant to which each non-employee director currently receives a $47,500 annual cash retainer. The Company also reimburses all non-employee directors for reasonable expenses incurred to attend board or board committee meetings. In addition, Mr. Wilson will be eligible to receive an annual restricted share award pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan. The number of shares will be determined by dividing $76,360 by the 20-day average closing price of the stock as of two trading days before the award date, and all of the restricted shares will vest on the December 5th following the date of the award.

Mr. Wilson was a director on the FairPoint board of directors from January 2011 until the consummation of the Merger on July 3, 2017. Mr. Wilson has been an independent business advisor since 2002. From 1995 to 2002, Mr. Wilson served in various roles as president, chief operating officer and chief financial officer of PC Connection, Inc., a Fortune 1000 direct marketer of information technology products and services.  From 1986 to 1995, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP.  Mr. Wilson served as a director of Hologic, Inc. (NASDAQ: HOLX) from October 2007 to March 2016, ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) from October 2008 to July 2016 and Edgewater Technology, Inc. (NASDAQ: EDGW) from May 2003 to February 2017. Mr. Wilson received a Bachelor of Arts degree in political science from Duke University and a Master of Business Administration degree from the University of North Carolina at Chapel Hill. Mr. Wilson is a certified public accountant in New Hampshire and North Carolina and holds an MBA.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)       Pro forma financial information.

The financial statements required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of December 3, 2016, by and among the Company, FairPoint and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated December 3, 2016), as amended by the First Amendment thereto, dated as of January 20, 2017 (incorporated by reference to Annex I to the Registration Statement on Form S-4/A, as filed on February 24, 2017).

4.1	Assumption Agreement, dated as of July 3, 2017, between the Company and Computershare Trust Company N.A. (as successor to The Bank of New York Mellon), as Warrant Agent.
4.2*

Joinder Agreement, dated as of July 3, 2017, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement.

4.3

Fifth Supplemental Indenture, dated as of July 3, 2017, among the Company, Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Trustee.

10.1	Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of July 3, 2017, by and among the Company, Consolidated Communications, Inc., the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto.

99.1	Press Release dated July 3, 2017.

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of December 3, 2016, by and among the Company, FairPoint and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated December 3, 2016), as amended by the First Amendment thereto, dated as of January 20, 2017 (incorporated by reference to Annex I to the Registration Statement on Form S-4/A, as filed on February 24, 2017).

4.1	Assumption Agreement, dated as of July 3, 2017, between the Company and Computershare Trust Company N.A. (as successor to The Bank of New York Mellon), as Warrant Agent.
4.2*

Joinder Agreement, dated as of July 3, 2017, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement.

4.3

Fifth Supplemental Indenture, dated as of July 3, 2017, among the Company, Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Trustee.

10.1	Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of July 3, 2017, by and among the Company, Consolidated Communications, Inc., the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto.

99.1	Press Release dated July 3, 2017.

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.